RULE 12d1-4
FUND OF FUNDS INVESTMENT AGREEMENT

THIS AGREEMENT, dated as of January 15, 2025, between each Acquiring Fund identified on Schedule A (each, an “Acquiring Fund”), the investment adviser to each Acquiring Fund, and each Acquired Fund identified on Schedule A, on behalf of its series identified on Schedule A (each, an “Acquired Fund” and together with the Acquiring Funds, the “Funds”), each Fund (and series thereof) acting on its own behalf and separately from all of the other Funds (and their series) and not jointly or jointly and severally with any of the other Funds (or their series). To the extent multiple Acquiring Funds and/or Acquired Funds are parties to this Agreement, the Agreement is to be treated as if each Acquiring Fund and each Acquired Fund had been the subject of a separate agreement, and references in the Agreement to “the Acquiring Fund” and “the Acquired Fund” shall mean each Acquiring Fund individually and each Acquired Fund individually, as the case may be.
WHEREAS, each Fund is an investment company that (a) is registered with the U.S. Securities and Exchange Commission (“SEC”) as an investment company under the Investment Company Act of 1940, as amended (the “1940 Act”) (a “registered investment company”), or
(b) has elected to be regulated as a business development company under the 1940 Act (a “business development company”) (each registered investment company or business development company, a “regulated fund”);
WHEREAS, Section 12(d)(1)(A) of the 1940 Act limits the extent to which a regulated fund may invest in shares of another regulated fund where at least one of the acquiring or acquired funds is a regulated fund; Section 12(d)(1)(B) limits the extent to which a registered open-end investment company, its principal underwriter, or registered brokers or dealers may knowingly sell shares of the registered open-end investment company to another regulated fund; and Section 12(d)(1)(C) limits the extent to which a regulated fund may invest in the shares of a closed-end regulated fund;
WHEREAS, Rule 12d1-4 under the 1940 Act (the “Rule”), permits a regulated fund, such as the Acquiring Fund, to invest in shares of another regulated fund, such as the Acquired Fund, in excess of the limits of Section 12(d)(1)(A), (B), and (C) of the 1940 Act, subject to compliance with the conditions of the Rule; and
WHEREAS, the Acquiring Fund may, from time to time, invest in shares of the Acquired Fund in excess of the limitations of Section 12(d)(1)(A) in reliance on the Rule;

NOW THEREFORE, in accordance with the Rule and in consideration of the potential benefits to the Acquiring Fund and the Acquired Fund arising out of the Acquiring Fund’s investment in the Acquired Fund, the Acquiring Fund and the Acquired Fund desire to set forth the following terms pursuant to which the Acquiring Fund may invest in the Acquired Fund in reliance on the Rule.

1.Terms of Investment
(a)In order to help reasonably address the risk of undue influence on the Acquired Fund by the Acquiring Fund, and to assist the Acquired Fund’s investment adviser with making the required findings under the Rule, the Acquiring Fund and the Acquired Fund agree as follows:

(i)In-kind redemptions. The Acquiring Fund acknowledges and agrees that, if and to the extent consistent with the Acquired Fund’s registration statement, as amended from time to time, the Acquired Fund may honor any redemption request partially or wholly in-kind in the sole discretion of the Acquired Fund (which discretion of the Acquired Fund shall include the selection of portfolio securities to distribute in-kind), even where the Acquired Fund does not ordinarily satisfy redemption requests in kind.

(ii)Timing/advance notification of redemptions/repurchases. The Acquiring Fund will use reasonable efforts to spread large redemption/repurchase requests (greater than 3% of the Acquired Fund’s total outstanding shares) over multiple days or repurchase or tender offer windows, as the case may be, or to provide advance notification of redemption/repurchase requests to the Acquired Fund whenever practicable and consistent with the Acquiring Fund’s best interests. The Acquired Fund acknowledges and agrees that any notification provided pursuant to the foregoing is not a commitment to redeem/repurchase and constitutes an estimate that may differ materially from the amount, timing, and manner in which a redemption/repurchase request is submitted, if any.

(iii)Scale of investment. The Acquiring Fund has provided summary information regarding the anticipated timeline of its investment in the Acquired Fund and the scale of its contemplated investments in the Acquired Fund, and will promptly update the Acquired Fund in the event the information provided changes. The Acquiring Fund understands and agrees that at the time of any purchase, the Acquiring Fund will be limited to holding no more than 10% of the Acquired Fund’s total outstanding voting securities.

(b)In order to assist the Acquiring Fund’s investment adviser with evaluating the complexity of the structure and fees and expenses associated with an investment in the Acquired Fund, the Acquired Fund shall provide the Acquiring Fund with information on the fees and expenses of the Acquired Fund reasonably requested by the Acquiring Fund.

(c)The Acquiring Fund acknowledges and agrees that, to the extent permitted by the Acquired Fund’s organizational and offering documents, the Acquired Fund, in its sole discretion, may reject any purchase or other acquisition of the Acquired Fund’s shares by the Acquiring Fund and may redeem some or all of the Acquiring Fund’s investment in the Acquired Fund at any time, whether to comply with regulatory requirements or for any other reason.

2.Representations and Obligations of the Acquired Funds

(a)In connection with any investment by the Acquiring Fund in the Acquired Fund in excess of the limitations in Section 12(d)(1)(A) or Section 12(d)(1)(C), the Acquired Fund agrees to: (i) comply with all conditions of the Rule, as interpreted or modified by the SEC or its staff from time to time, applicable to Acquired Fund; (ii) comply with its obligations under this Agreement; and (iii) promptly notify the Acquiring Fund if the Acquired Fund fails to comply with the Rule, as interpreted or modified by the SEC or its staff from time to time, with respect to an investment by the Acquiring Fund or this Agreement.

(b)The Acquired Fund agrees that: (i) before the initial investment in the Acquired Fund by the Acquiring Fund in excess of the limitations in Section 12(d)(1)(A)(i), the Acquired Fund’s investment adviser will make the finding required by Rule 12d1-4(b)(2)(i)(B) under the 1940 Act with respect to that investment, considering, at a minimum, the items specified in Rule 12d1- 4(b)(2)(i)(B); and (ii) the Acquired Fund’s investment adviser will report the finding described in (i) above and the basis thereof to the Acquired Fund’s board of directors, no later than the next regularly scheduled board of directors meeting, as required by Rule 12d1-4(b)(2)(i)(C) under the 1940 Act.

(c)The Acquired Fund agrees that, during such time as the Acquiring Fund invests in the Acquired Fund in reliance on the Rule, the Acquired Fund will not purchase or otherwise acquire the securities of a regulated fund or private fund except as permitted by Rule 12d1-4(b)(3)(ii) under the 1940 Act.

3.Representations and Obligations of the Acquiring Funds
(a)In connection with any investment by the Acquiring Fund in the Acquired Fund in excess of the limitations in Section 12(d)(1)(A) or Section 12(d)(1)(C), the Acquiring Fund and its investment adviser agrees to: (i) comply with all conditions of the Rule, as interpreted or modified by the SEC or its staff from time to time, applicable to the Acquiring Fund’s investment in the Acquired Fund; (ii) comply with its obligations under this Agreement; and (iii) promptly notify the Acquired Fund if the Acquiring Fund fails to comply with the Rule, as interpreted or modified by the SEC or its staff from time to time, with respect to its investment in the Acquired Fund or this Agreement.

(b)The Acquiring Fund and its investment adviser agrees that: (i) before the initial investment in the Acquired Fund by the Acquiring Fund in excess of the limitations in Section 12(d)(1)(A)(i), the Acquiring Fund’s investment adviser will evaluate the complexity of the structure and fees and expenses associated with the Acquiring Fund’s investment in the Acquired Fund and find that the Acquiring Fund’s fees and expenses do not duplicate the fees and expenses of the Acquired Fund, in each case as required by Rule 12d1-4(b)(2)(i)(A) under the 1940 Act; and (ii) the Acquiring Fund’s investment adviser will report the evaluation and finding described in (i) above and the basis thereof to the Acquiring Fund’s board of directors, no later than the next regularly scheduled board of directors meeting, as required by Rule 12d1-4(b)(2)(i)(C) under the 1940 Act.

(c)Subject to 1(a)(iii) above, the Acquiring Fund shall promptly notify the Acquired Fund:

(i)of any purchase or acquisition of shares in the Acquired Fund that causes the Acquiring Fund to hold 3% or more of the Acquired Fund’s total outstanding voting securities;

(ii)of any purchase or acquisition of shares in the Acquired Fund that causes the Acquiring Fund to hold 5% or more of the Acquired Fund’s total outstanding voting securities;
(iii)of any purchase or acquisition of shares in the Acquired Fund that causes the Acquiring Fund to hold 25% or more of the Acquired Fund’s total outstanding voting securities; and

(iv)if at any time the Acquiring Fund no longer holds voting securities of the Acquired Fund in excess of an amount noted in (i), (ii), or (iii) above.

(d)The Acquiring Fund and its investment adviser agrees that, unless the Acquiring Fund and the Acquired Fund are in the same group of investment companies (as defined in Rule 12d1- 4(d)) or the Acquiring Fund’s investment sub-adviser or any person controlling, controlled by, or under common control with such investment sub-adviser acts as the Acquired Fund’s investment sub-adviser, (i) the Acquiring Fund and its advisory group (as defined in Rule 12d1-4(d) under the 1940 Act) will not control, individually or in the aggregate, the Acquired Fund; and (ii) if the Acquiring Fund and its advisory group, in the aggregate, hold more than (A) 25% of the outstanding voting securities of the Acquired Fund as a result of a decrease in the outstanding voting securities of the Acquired Fund, if the Acquired Fund is a registered open-end investment company or registered unit investment trust, or (B) 10% of the outstanding voting securities of the Acquired Fund, if the Acquired Fund is a registered closed-end investment company or business development company, the Acquiring Fund and each entity in its advisory group that holds the Acquired Fund’s outstanding voting securities will vote those securities in the same proportion as the vote of all other holders of such securities; provided, however, that in circumstances where all holders of the outstanding voting securities of the Acquired Fund are required to vote those securities in the same proportion as the vote of all other holders of such securities, the Acquiring Fund will seek instructions from its security holders with regard to the voting of all proxies with respect to the Acquired Fund’s securities and vote such proxies only in accordance with such instructions.

4.Notices
All notices, including all information that either party is required to provide under the terms of this Agreement and the Rule, shall be in writing and shall be delivered by registered or overnight mail, facsimile, or electronic mail to the address for each party specified below (which address may be changed from time to time by notice to the other parties).

If to the Acquiring Fund:    If to the Acquired Fund:
    MassMutual Premier Funds
    c/o Massachusetts Mutual Life Insurance Co.

    1295 State Street
    Springfield, MA 01111
    Attn: Mutual Fund Operations
With a copy to:    With a copy to:
    Legal Department – Mutual Funds

5.Additional Funds

Additional Acquiring Funds and/or Acquired Funds, or series thereof, may be added to this Agreement from time to time by an amendment to Schedule A agreed in writing by each affected party.

6.Term and Termination; Assignment; Amendment

(a)This Agreement shall be effective with respect to a particular Acquiring Fund and a particular Acquired Fund for the duration of that Acquired Fund’s and that Acquiring Fund’s reliance on the Rule, as interpreted or modified by the SEC or its staff from time to time. While the terms of the Agreement shall only be applicable to investments made in reliance on the Rule, as interpreted or modified by the SEC or its staff from time to time, the Agreement shall continue in effect until terminated pursuant to Section 6(b).

(b)This Agreement shall continue with respect to a particular Acquiring Fund and a particular Acquired Fund until terminated in writing by either Fund upon [60] days’ notice to the other Fund; provided, however, that the provisions of Section 7 and Section 8 shall survive the termination of this Agreement. Upon termination of this Agreement with respect to a particular Acquiring Fund and a particular Acquired Fund, that Acquiring Fund may not purchase additional shares of that Acquired Fund beyond the Section 12(d)(1)(A) limits in reliance on the Rule.

(c)This Agreement may not be assigned by any party without the prior written consent of each affected party.

(d)Except as otherwise provided in Section 5, this Agreement may be amended only by a writing that is signed by each affected party.
7.Indemnification
(a)The Acquiring Fund, severally and not jointly, agrees to hold harmless and indemnify the Acquired Fund, including any principals, directors or trustees, officers, employees, and agents of the Acquired Fund (“Acquired Fund Agents”), against and from any and all losses, expenses, or liabilities incurred by or claims or actions (“Claims”) asserted against the Acquired Fund, including any Acquired Fund Agent, to the extent such Claims result from a violation or alleged violation by the Acquiring Fund or any principals, directors or trustees, officers, employees and agents of the Acquiring Fund (“Acquiring Fund Agents”) of (i) any provision of this Agreement or (ii) any provision of the Rule, such indemnification to include any reasonable counsel fees and expenses incurred in connection with investigating and/or defending such Claims.
(b)The Acquired Fund, severally and not jointly, agrees to hold harmless and indemnify the Acquiring Fund, including any Acquiring Fund Agents, against and from any and all Claims asserted against the Acquiring Fund, including any Acquiring Fund Agent, to the extent such Claims result from a violation or alleged violation by the Acquired Fund or any Acquired Fund Agent of (i) any provision of this Agreement or (ii) any provisions of the Rule, such indemnification to include any reasonable counsel fees and expenses incurred in connection with investigating and/or defending such Claims.

8.Use of Name

(a)The Acquiring Fund shall not use the name, or any tradename, trademark, trade device, service mark, symbol, logo, or any abbreviation, contraction, derivative, or simulation thereof (collectively, “Service Marks”), of the Acquired Fund, or any of its affiliates, in its marketing materials unless it first receives prior written approval of the Acquired Fund. Likewise, the Acquired Fund shall not use the name, or any Service Mark, of the Acquiring Fund, or any of its affiliates, in its marketing materials unless it first receives prior written approval of the Acquiring Fund. Notwithstanding the foregoing, the Acquiring Fund and Acquired Fund each consents to the use of its name and the names of its affiliates to the extent such use is required by applicable law, rule, or regulation, including, without limitation, use in disclosure documents, shareholder communications, advertising, sales literature, and similar communications of the Acquired Fund or Acquiring Fund, as the case may be, to the extent required by applicable law, rule, or regulation.

(b)It is understood that the names and Service Marks of each party to this Agreement are the valuable property of the party in question and/or its affiliates, and that each other party has the right to use such names and Service Marks pursuant to the relationship created by this Agreement only so long as this Agreement shall continue in effect. Upon termination of this Agreement, the parties shall forthwith cease to use the names and Service Marks of the other parties as appropriate and to the extent that continued use is not required by applicable law, rule, or regulation.

9.Miscellaneous

(a)This Agreement contains the entire understanding between the parties hereto with respect to the subject matter hereof and supersedes all previous representations, warranties, or commitments regarding the subject matter hereof whether oral or in writing.
(b)The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver nor shall it deprive the party of the right thereafter to insist upon strict adherence to that term or any term of this Agreement. Any waiver of any term of this Agreement must be in writing signed by the waiving party.

(c)If any provision of this Agreement is invalid or unenforceable, the balance of the Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance it shall nevertheless remain applicable to all other persons and circumstances.
(d)This Agreement may be executed by the parties hereto on any number of counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

(e)This Agreement shall be construed and the provisions thereof interpreted under and in accordance with the laws of the Commonwealth of Massachusetts, without regard to its conflicts of laws provisions.

(f)Unless each party consents in writing to an alternative forum, the sole and exclusive forum for any action arising under or to interpret, apply, enforce or determine the validity of this Agreement shall be brought in the federal courts sitting within the Commonwealth of Massachusetts. Each party hereto shall be (i) deemed to have notice of and consented to the provisions of this paragraph, and (ii) deemed to have waived any argument relating to the inconvenience of the forums referenced above in connection with any action or proceeding described in this paragraph.

(g)In any action, duty, or obligation involving one or more Acquiring Funds under this Agreement, each Acquired Fund agrees to look solely to each individual series of the Acquiring Fund(s) that are involved in the matter in controversy separately from all of the other series of the Acquiring Funds and not jointly or jointly and severally with any other series of the Acquiring Funds.

(h)In any action, duty, or obligation involving one or more Acquired Funds under this Agreement, each Acquiring Fund agrees to look solely to each individual series of the Acquired Fund(s) that are involved in the matter in controversy separately from all of the other series of the Acquired Funds and not jointly or jointly and severally with any other series of the Acquired Funds.

(i)The Acquired Fund and the Acquiring Fund agree, upon the reasonable request of the other party but in any event no more frequently than annually, to certify compliance with this Agreement and, in respect of the Acquiring Fund’s investment in the Acquired Fund, the Rule.

(j)In the case of MassMutual Premier Funds (the “Trust”), a copy of the Amended and Restated Agreement and Declaration of Trust of the Trust is on file with the Secretary of The Commonwealth of Massachusetts. Notice is hereby given, and it is expressly agreed, that the obligations under this Agreement of the Trust or any series thereof shall not be binding upon any of the trustees, nominees, officers, employees, agents, employees, or shareholders of the Trust or that series, but bind only the assets and property of the Trust or that series, as applicable.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

MassMutual Premier Funds, solely on behalf of its series listed on Schedule A

Name of Authorized Signer    Print    Signature Title: President    Douglas Steele /s/ Douglas Steele

[Acquired Fund]

Name of Authorized Signer    Print    Signature Title:

[Investment Adviser to Acquired Fund]

Name of Authorized Signer    Print    Signature Title:

[Investment Adviser to Acquiring Fund]

Name of Authorized Signer    Print    Signature Title: Executive Director    Will Bower /s/ Will Bower

SCHEDULE A
List of Funds to Which the Agreement Applies

Acquiring Funds                    Acquired Funds

Kensington Managed Income Fund        MassMutual High Yield Fund
Kensington Active Advantage Fund